Exhibit 10.19

AMENDMENT NO. 13

TO NOTE EXCHANGE AND OPTION AGREEMENT

This AMENDMENT NO. 13 to the NOTE EXCHANGE AND OPTION AGREEMENT is entered into as of December 31, 2019 (this “Amendment”), by and among Keywin Holdings Limited, a British Virgin Islands company (“Keywin”), and NETWORK CN INC., a Delaware corporation (the “Company”). Each of the parties hereto is referred to as a “Party” and collectively as the “Parties.” Capitalized terms used, but not otherwise defined, herein have the meanings ascribed to such terms in the Original Agreement (as defined below).

BACKGROUND

The Parties entered into a Note Exchange and Option Agreement, dated as of April 2, 2009, as amended by Amendment No. 1 to Note Exchange and Option Agreement, dated as of July 1, 2009, Amendment No. 2 to Note Exchange and Option Agreement, dated as of September 30, 2009, Amendment No. 3 to Note Exchange and Option Agreement, dated as of January 1, 2010, Amendment No. 4 to Note Exchange and Option Agreement, dated as of September 30, 2010, Amendment No. 5 to Note Exchange and Option Agreement, dated as of June 1, 2011, Amendment No. 6 to Note Exchange and Option Agreement, dated as of December 30, 2011, Amendment No. 7 to Note Exchange and Option Agreement, dated as of June 28, 2012, Amendment No. 8 to Note Exchange and Option Agreement, dated as of December 28, 2012,Amendment No. 9 to Note Exchange and Option Agreement, dated as of December 31, 2013, Amendment No. 10 to Note Exchange and Option Agreement, dated as of December 12, 2014, Amendment No. 11 to Note Exchange and Option Agreement, dated as of December 31, 2015 and Amendment No. 12 to Note Exchange and Option Agreement, dated as of December 27, 2017 (together, the “Original Agreement”), pursuant to which the Company (a) issued 61,407,093 shares (before reverse split) of its common stock, par value $0.001 per share in exchange for certain notes payable by the Company held by Keywin, (b) agreed to grant Keywin an option (the “Option”) to purchase from the Company an aggregate of 2,020,202 shares of the Common Stock for an aggregate purchase price of $2,000,000, exercisable within 129 months after April 2, 2009 and (c) the Company shall have the right, at its sole discretion, to terminate the Option by providing Keywin with thirty (30) days’ advance written notice of such termination. The Parties now desire to enter into this Amendment to modify the terms of the Original Agreement as more specifically set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises of the Parties, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.       Amendment to Exercise Period and Exercise Price: Subsection (a) of Section 2, of the Original Agreement is deleted in its entirety and in lieu thereof the following provision is inserted:

(a)       For a one hundred and fifty-three (153) month period commencing on the Closing Date (the “Exercise Period”), the Noteholder shall have the right to purchase from the Company an aggregate of 2,020,202 shares of the Common Stock for an aggregate purchase price of $2,000,000 (the “Purchase Price”). The Option may be exercised by the Noteholder at any time during the Exercise Period by giving written notice to the Company.

2.       Agreement. In all other respects, the Original Agreement shall remain in full force and effect.

3.       Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment as of the date first above written.

NETWORK CN INC.

By
Name: Shirley Cheng
Title: Director and Chief Financial Officer

Keywin Holdings Limited

By
Name: Earnest Leung
Title: Director